UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 12, 2012

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34757 (Commission File No.)	27-2166630 (IRS Employer Identification No.)

601 Rayovac Drive Madison, Wisconsin 53711 (Address of principal executive offices)

(608) 275-3340
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

For the year ended September 30, 2012, the weighted average basic and diluted shares outstanding were 53.3 million and 51.6 million, respectively, compared to 51.1 million for both weighted average basic and diluted shares outstanding for the year ended September 30, 2011. The increase in the weighted average diluted shares outstanding is primarily the result of achievement of certain performance targets in Fiscal 2012 related to management incentive plans.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated November 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Secretary and General Counsel

Dated:  November 13, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 12, 2012